Exhibit 99.6

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                                                            ENTERED

                                                         DEC - 4 2002

                                                     SAMUEL L. KAY, CLERK
                                              U.S. District & Bankruptcy Court
                                             Southern District of West Virginia
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                       IN THE UNITED STATES DISTRICT COURT
                    FOR THE SOUTHERN DISTRICT OF WEST VIRGINIA

                              HUNTINGTON DIVISION


ENERGY CORPORATION OF AMERICA,
a West Virginia corporation,

                    Plaintiff;

v.                                                    CIVIL ACTION NO. 3:01-1317

MACKAY SHIELDS LLC, a Delaware
limited liability company, et al,

                    Defendants.

                                 JUDGMENT ORDER

     In accordance with the accompanying order, the Court FINDS for the Plaintiff and strikes this case from the docket of this Court.

     The Court DIRECTS the Clerk to send a certified copy of this Judgment Order to counsel of record and any unrepresented parties.


                                       ENTER:     December 4, 2002



                                       /s/ Robert C. Chambers
                                       -----------------------------------------
                                       ROBERT C. CHAMBERS
                                       UNITED STATES DISTRICT JUDGE


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     A TRUE COPY CERTIFIED ON

         DEC - 4 2002

      SAMUEL L. KAY, CLERK
 U.S. District & Bankruptcy Court
Southern District of West Virginia
By:  /s/                  Deputy
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